Exhibit 99.2

Media Release

FOR IMMEDIATE RELEASE	Contact: Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Amends $75 Million Credit Facility
SANTA ANA, Calif. (Aug. 5, 2008) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment management firm, today announced that it has amended its $75 million senior secured revolving credit facility with Deutsche Bank Trust Company Americas.
     The amendment principally modifies and provides for an extension through March 31, 2009 to dispose of the three real estate assets that the Company had previously acquired on behalf of Grubb & Ellis Realty Advisors, Inc.
     In addition, select debt covenants for the facility have been modified to provide additional flexibility to facilitate the Company’s 1031 tenant-in-common programs.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges, public non-traded real estate investment trusts (REITs) and real estate investment funds. As of June 30, 2008, more than $3.6 billion in investor equity has been raised for these investment programs. The Company and its subsidiaries currently manage a growing portfolio of more than 218 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Amends $75 Million Credit Facility

Forward-looking Statement
Certain statements included in this announcement may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities and investment programs, synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors, certain combined financial information regarding Grubb & Ellis Company and NNN Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the Company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the volume of sales and leasing transactions and prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; (iii) the Company’s debt level and its ability to make interest and principal payments; (iv) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors; and (viii) other factors described in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2007 and 10-Q for the quarter ended March 31, 2008, filed with the SEC.
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